Filed Pursuant to Rule 434(b)(3)
Registration Statement Number 333-170231

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed and declared effective with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without delivery of a final prospectus supplement and accompanying prospectus. This supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION — DATED NOVEMBER 5, 2013

$1,080,000,000 Automobile Receivables Backed Notes

AmeriCredit Automobile Receivables Trust 2013-5

Issuing Entity

AFS SenSub Corp.

Depositor

Sponsor and Servicer

Supplement, dated November 5, 2013 (subject to completion)

to

Prospectus Supplement, dated October 31, 2013 (subject to completion)

to

Prospectus, dated March 31, 2011

This Supplement revises, and should be read in conjunction with the Prospectus Supplement, dated October 31, 2013 (subject to completion), and the Prospectus, dated March 31, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this supplement, or the prospectus supplement or the prospectus to which it relates, is truthful or complete. Any representation to the contrary is a criminal offense.

The depositor (the “registrant”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this supplement to prospectus supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the registrant has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.

Joint Bookrunners

Deutsche Bank Securities	Citigroup	Goldman, Sachs & Co.	Wells Fargo Securities

Co-Managers solely with respect to the Class A Notes

Barclays	BNP PARIBAS	BofA Merrill Lynch	J.P. Morgan

The Prospectus Supplement referenced above is hereby revised as follows:

Front Cover Page:

•	The total initial principal amount of the Notes indicated on the top line of the front cover page should read:

$1,080,000,000.

•	The first table on the front cover page should read:

		Principal Amount	Interest Rate	Final Scheduled Distribution Date	Price to Public(1)		Underwriting Discounts		Proceeds to Seller (2)
Class A-1 Notes			$168,000,000%	December 5, 2014		%		%		%
Class A-2-A Notes(3)	}		$349,520,000%	March 8, 2017		%		%		%
Class A-2-B Notes(3)			One-month LIBOR + %	March 8, 2017		%		%		%
Class A-3 Notes			$269,100,000%	September 10, 2018		%		%		%
Class B Notes			$84,740,000%	January 8, 2019		%		%		%
Class C Notes			$105,200,000%	November 8, 2019		%		%		%
Class D Notes			$103,440,000%	December 9, 2019		%		%		%

			$1,080,000,000		$		$		$

(1)	Plus accrued interest, if any, from November 14, 2013.
(2)	Before deducting expenses, estimated to be $850,000.
(3)	The allocation of the principal amount between the Class A-2-A and Class A-2-B notes will be determined on or before the day of pricing.

Summary:

•	The tables under “Summary—Description of the Securities” should read:

Publicly Offered Notes

Class		Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
A-1			$168,000,000%	December 5, 2014
A-2-A(1)	}		$349,520,000%	March 8, 2017
A-2-B(1)			One-month LIBOR + %	March 8, 2017
A-3			$269,100,000%	September 10, 2018
B			$84,740,000%	January 8, 2019
C			$105,200,000%	November 8, 2019
D			$103,440,000%	December 9, 2019

(1)	The allocation of the principal amount between the Class A-2-A and Class A-2-B notes will be determined on or before the day of pricing.

Privately Placed Notes

Class	Initial Note Principal Balance	Interest Rate		Final Scheduled Distribution Date
E	$27,470,000		%	April 8, 2021

•	The following section is inserted following the section “Distribution Dates”:

Special Distribution Date

If any Class A-1 Notes are outstanding on December 5, 2014, their final scheduled distribution date, a special distribution date will occur on December 5,

2014 with respect to the Class A-1 Notes only. To the extent that any amounts would be available to make payments of principal or interest to the holders of the Class A-1 Notes on the distribution date occurring on December 8, 2014 according to the servicer’s certificate delivered with respect to that distribution date, those amounts will instead be paid to the holders of the Class A-1 Notes on the special distribution date occurring on December 5, 2014. If the special distribution date occurs, the related record date will be the close of business on December 4, 2014. The special distribution date will be treated as a distribution date for the Class A-1 Notes for the purpose of calculating interest due on the Class A-1 Notes on such date.

•	The first paragraph under “Summary—Credit Enhancement—Reserve Account” should read:

On the closing date, approximately $23,376,675 will be deposited into the reserve account, which is 2.0% of the expected initial aggregate principal balance of the automobile loan contracts.

•	The third paragraph under “Summary—Credit Enhancement—Reserve Account” should read:

On each distribution date, any excess cashflow will be deposited to the reserve account to maintain the amount on deposit at 2.0% of the initial aggregate principal balance of the automobile loan contracts (approximately $23,376,675); provided that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to the payments described in clauses 1 through 18 under “—Payments” above.

•	The first sentence under “Summary—Redemption—Optional Redemption” should read:

On any distribution date on which the aggregate principal balance of the automobile loan contracts declines to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, which is expected to be approximately $116,883,377, the notes then outstanding may be redeemed in whole, but not in part, if the servicer or the depositor exercises its “clean-up call” option to purchase the automobile loan contract pool.

The Issuing Entity:

•	The section “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” should read:

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Principal Balance of the Automobile Loan Contracts	$1,168,833,773
Reserve Account	$23,376,675

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$168,000,000
Class A-2 Notes	$349,520,000
Class A-3 Notes	$269,100,000
Class B Notes	$84,740,000
Class C Notes	$105,200,000
Class D Notes	$103,440,000
Class E Notes	$27,470,000

Total	$1,107,470,000

The issuing entity’s fiscal year ends on December 31.

The Automobile Loan Contracts:

•	The second bullet point of the first paragraph under “The Automobile Loan Contracts—Composition” should read:

As of the cutoff date, the automobile loan contracts are expected to have an aggregate Principal Balance of approximately $1,168,833,773.

Yield and Prepayment Considerations:

•	The fourth bullet point under the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

the initial principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes is equal to the initial principal amount set forth on the front cover of this prospectus supplement and the initial principal amount of the Class A-2-A Notes is $75,000,000, the Class A-2-B Notes is $274,520,000 and the Class E Notes is $27,470,000;

•	The table following the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

Pool	Aggregate Principal Balance	Gross APR	Assumed Cutoff Date	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$1,314,075.99	16.732%	12/1/2013	9	61
2	$2,997,942.25	17.443%	12/1/2013	16	56
3	$73,177.10	11.247%	12/1/2013	35	1
4	$460,751.52	15.639%	12/1/2013	48	0
5	$3,667,170.76	16.361%	12/1/2013	59	1
6	$45,003,861.22	13.886%	12/1/2013	71	1
7	$745,544.68	16.264%	11/1/2013	9	62
8	$1,371,239.78	16.719%	11/1/2013	16	53
9	$1,142,080.69	11.974%	11/1/2013	35	1
10	$9,400,609.96	14.619%	11/1/2013	47	1
11	$78,143,976.12	15.301%	11/1/2013	59	1
12	$1,024,513,343.01	13.441%	11/1/2013	71	1

•	The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” should read as set forth in Appendix A to this Supplement.

Description of the Notes:

•	The following is added as a second paragraph under “Description of the Notes—Distribution Dates”:

If any Class A-1 Notes are outstanding on December 5, 2014, their final scheduled distribution date, a special distribution date will occur on December 5, 2014 with respect to the Class A-1 Notes only. To the extent that any amounts would be available to make payments of principal or interest to the holders of the Class A-1 Notes on the distribution date occurring on December 8, 2014 according to the servicer’s certificate delivered with respect to that distribution date, those amounts will instead be paid to the holders of the Class A-1 Notes on the special distribution date occurring on December 5, 2014. If the special distribution date occurs, the related record date will be the close of business on December 4, 2014. The special distribution date will be treated as a distribution date for the Class A-1 Notes for the purpose of calculating interest due on the Class A-1 Notes on such date.

•	The first bullet point of the third paragraph under “Description of the Notes—Distribution Dates” should read:

for the Class A-1 Notes, December 5, 2014;

•	The fourth bullet point of the third paragraph under “Description of the Notes—Distribution Dates” should read:

for the Class A-3 Notes, September 10, 2018;

•	The first sentence under “Description of the Notes—Optional Redemption” should read:

On any distribution date on which the Pool Balance has declined to 10% or less of the aggregate Principal Balance of the automobile loan contracts as of the cutoff date, which is expected to be approximately $116,883,377, any notes that are still outstanding may be redeemed in whole, but not in part, as described in the accompanying prospectus under “Description of the Transaction Documents—Termination.”

Description of the Transaction Documents:

•	The first sentence of the last paragraph under “Description of the Transaction Documents—Distributions—Distribution Date Payments” should read:

Amounts that would remain on deposit in the reserve account on any distribution date that are in excess of the lesser of (i) 2.0% of the initial aggregate Principal Balance of the automobile loan contracts (approximately $23,376,675) and (ii) the aggregate principal balance of the notes after giving effect to all payments on that distribution date will be added to Available Funds and distributed in accordance with the priorities set forth above.

•	The first sentence of the first paragraph under “Description of the Transaction Documents—Credit Enhancement—Reserve Account” should read:

On the closing date, a reserve account will be established in the name of the trustee on behalf of the noteholders and an initial cash deposit of approximately $23,376,675, which is 2.0% of the expected initial aggregate Principal Balance of the automobile loan contracts, will be made to the reserve account.

Underwriting:

•	The table following the first paragraph under “Underwriting” should read:

	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2-A Notes(1)	Principal Amount of Class A-2-B Notes(1)	Principal Amount of Class A-3 Notes		Principal Amount of Class B Notes		Principal Amount of Class C Notes		Principal Amount of Class D Notes
Deutsche Bank Securities Inc.	$		$	$	$		$		$		$
Citigroup Global Markets Inc.	$		$	$	$		$		$		$
Goldman, Sachs & Co.	$		$	$	$		$		$		$
Wells Fargo Securities, LLC	$		$	$	$		$		$		$
Barclays Capital Inc.	$		$	$	$		$		$		$
BNP Paribas Securities Corp.	$		$	$	$		$		$		$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$		$	$	$		$		$		$
J.P. Morgan Securities LLC	$		$	$	$		$		$		$

Total		$168,000,000	$	$		$269,100,000		$84,740,000		$105,200,000		$103,440,000

(1)	The allocation of the principal amount between the Class A-2-A and Class A-2-B notes will be determined on or before the day of pricing.

Glossary:

•	The definition of “Step-Down Amount” should read:

Step-Down Amount means, for any distribution date, the excess, if any, of:

(1)	the Required Pro Forma Note Balance;

minus

(2)	the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes;

provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the positive difference, if any, of the Pool Balance minus the Pro Forma Note Balance, to an amount less than approximately $5,844,169, which is 0.50% of the expected initial Pool Balance.

Appendix A

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
12/8/13	84	81	78	73	100	100	100	100
01/8/14	69	62	55	45	100	100	100	100
02/8/14	53	42	32	19	100	100	100	100
03/8/14	37	23	9	0	100	100	100	97
04/8/14	21	5	0	0	100	100	94	85
05/8/14	5	0	0	0	100	93	83	74
06/8/14	0	0	0	0	95	86	76	66
07/8/14	0	0	0	0	91	80	69	58
08/8/14	0	0	0	0	87	75	62	50
09/8/14	0	0	0	0	82	69	56	42
10/8/14	0	0	0	0	78	64	49	35
11/8/14	0	0	0	0	74	59	43	27
12/8/14	0	0	0	0	70	53	37	20
01/8/15	0	0	0	0	65	48	30	13
02/8/15	0	0	0	0	61	43	24	5
03/8/15	0	0	0	0	57	38	18	0
04/8/15	0	0	0	0	53	32	12	0
05/8/15	0	0	0	0	48	27	6	0
06/8/15	0	0	0	0	44	22	*	0
07/8/15	0	0	0	0	40	17	0	0
08/8/15	0	0	0	0	36	12	0	0
09/8/15	0	0	0	0	32	8	0	0
10/8/15	0	0	0	0	28	3	0	0
11/8/15	0	0	0	0	23	0	0	0
12/8/15	0	0	0	0	19	0	0	0
01/8/16	0	0	0	0	15	0	0	0
02/8/16	0	0	0	0	11	0	0	0
03/8/16	0	0	0	0	7	0	0	0
04/8/16	0	0	0	0	3	0	0	0
05/8/16	0	0	0	0	0	0	0	0
06/8/16	0	0	0	0	0	0	0	0
07/8/16	0	0	0	0	0	0	0	0
08/8/16	0	0	0	0	0	0	0	0
09/8/16	0	0	0	0	0	0	0	0
10/8/16	0	0	0	0	0	0	0	0
11/8/16	0	0	0	0	0	0	0	0
12/8/16	0	0	0	0	0	0	0	0
01/8/17	0	0	0	0	0	0	0	0
02/8/17	0	0	0	0	0	0	0	0
03/8/17	0	0	0	0	0	0	0	0
04/8/17	0	0	0	0	0	0	0	0
05/8/17	0	0	0	0	0	0	0	0
06/8/17	0	0	0	0	0	0	0	0
07/8/17	0	0	0	0	0	0	0	0
08/8/17	0	0	0	0	0	0	0	0
09/8/17	0	0	0	0	0	0	0	0
10/8/17	0	0	0	0	0	0	0	0
11/8/17	0	0	0	0	0	0	0	0
12/8/17	0	0	0	0	0	0	0	0
01/8/18	0	0	0	0	0	0	0	0
02/8/18	0	0	0	0	0	0	0	0
03/8/18	0	0	0	0	0	0	0	0
04/8/18	0	0	0	0	0	0	0	0
05/8/18	0	0	0	0	0	0	0	0
06/8/18	0	0	0	0	0	0	0	0
07/8/18	0	0	0	0	0	0	0	0
08/8/18	0	0	0	0	0	0	0	0
09/8/18	0	0	0	0	0	0	0	0
10/8/18	0	0	0	0	0	0	0	0
11/8/18	0	0	0	0	0	0	0	0
12/8/18	0	0	0	0	0	0	0	0
01/8/19	0	0	0	0	0	0	0	0
02/8/19	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	0.29	0.24	0.21	0.18	1.50	1.17	0.95	0.79
Weighted Average Life to Maturity (Years)	0.29	0.24	0.21	0.18	1.50	1.17	0.95	0.79

*	Indicates a number that is greater than 0.0% but less than 0.5%

A-1

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-3 Notes				Class B Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
12/8/13	100	100	100	100	100	100	100	100
01/8/14	100	100	100	100	100	100	100	100
02/8/14	100	100	100	100	100	100	100	100
03/8/14	100	100	100	100	100	100	100	100
04/8/14	100	100	100	100	100	100	100	100
05/8/14	100	100	100	100	100	100	100	100
06/8/14	100	100	100	100	100	100	100	100
07/8/14	100	100	100	100	100	100	100	100
08/8/14	100	100	100	100	100	100	100	100
09/8/14	100	100	100	100	100	100	100	100
10/8/14	100	100	100	100	100	100	100	100
11/8/14	100	100	100	100	100	100	100	100
12/8/14	100	100	100	100	100	100	100	100
01/8/15	100	100	100	100	100	100	100	100
02/8/15	100	100	100	100	100	100	100	100
03/8/15	100	100	100	98	100	100	100	100
04/8/15	100	100	100	89	100	100	100	100
05/8/15	100	100	100	80	100	100	100	100
06/8/15	100	100	100	71	100	100	100	100
07/8/15	100	100	93	63	100	100	100	100
08/8/15	100	100	85	54	100	100	100	100
09/8/15	100	100	78	46	100	100	100	100
10/8/15	100	100	71	38	100	100	100	100
11/8/15	100	97	64	30	100	100	100	100
12/8/15	100	91	56	22	100	100	100	100
01/8/16	100	85	50	14	100	100	100	100
02/8/16	100	79	43	6	100	100	100	100
03/8/16	100	73	36	0	100	100	100	97
04/8/16	100	67	29	0	100	100	100	74
05/8/16	98	61	23	0	100	100	100	52
06/8/16	93	55	17	0	100	100	100	30
07/8/16	87	49	10	0	100	100	100	9
08/8/16	82	43	4	0	100	100	100	0
09/8/16	76	38	0	0	100	100	95	0
10/8/16	71	32	0	0	100	100	76	0
11/8/16	66	26	0	0	100	100	58	0
12/8/16	60	21	0	0	100	100	40	0
01/8/17	55	15	0	0	100	100	23	0
02/8/17	50	10	0	0	100	100	6	0
03/8/17	44	5	0	0	100	100	0	0
04/8/17	39	0	0	0	100	99	0	0
05/8/17	33	0	0	0	100	83	0	0
06/8/17	28	0	0	0	100	67	0	0
07/8/17	23	0	0	0	100	51	0	0
08/8/17	17	0	0	0	100	36	0	0
09/8/17	12	0	0	0	100	20	0	0
10/8/17	7	0	0	0	100	5	0	0
11/8/17	2	0	0	0	100	0	0	0
12/8/17	0	0	0	0	88	0	0	0
01/8/18	0	0	0	0	72	0	0	0
02/8/18	0	0	0	0	55	0	0	0
03/8/18	0	0	0	0	39	0	0	0
04/8/18	0	0	0	0	22	0	0	0
05/8/18	0	0	0	0	6	0	0	0
06/8/18	0	0	0	0	0	0	0	0
07/8/18	0	0	0	0	0	0	0	0
08/8/18	0	0	0	0	0	0	0	0
09/8/18	0	0	0	0	0	0	0	0
10/8/18	0	0	0	0	0	0	0	0
11/8/18	0	0	0	0	0	0	0	0
12/8/18	0	0	0	0	0	0	0	0
01/8/19	0	0	0	0	0	0	0	0
02/8/19	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	3.27	2.69	2.20	1.82	4.30	3.70	3.06	2.54
Weighted Average Life to Maturity (Years)	3.27	2.69	2.20	1.82	4.30	3.70	3.06	2.54

A-2

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class C Notes				Class D Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
12/8/13	100	100	100	100	100	100	100	100
01/8/14	100	100	100	100	100	100	100	100
02/8/14	100	100	100	100	100	100	100	100
03/8/14	100	100	100	100	100	100	100	100
04/8/14	100	100	100	100	100	100	100	100
05/8/14	100	100	100	100	100	100	100	100
06/8/14	100	100	100	100	100	100	100	100
07/8/14	100	100	100	100	100	100	100	100
08/8/14	100	100	100	100	100	100	100	100
09/8/14	100	100	100	100	100	100	100	100
10/8/14	100	100	100	100	100	100	100	100
11/8/14	100	100	100	100	100	100	100	100
12/8/14	100	100	100	100	100	100	100	100
01/8/15	100	100	100	100	100	100	100	100
02/8/15	100	100	100	100	100	100	100	100
03/8/15	100	100	100	100	100	100	100	100
04/8/15	100	100	100	100	100	100	100	100
05/8/15	100	100	100	100	100	100	100	100
06/8/15	100	100	100	100	100	100	100	100
07/8/15	100	100	100	100	100	100	100	100
08/8/15	100	100	100	100	100	100	100	100
09/8/15	100	100	100	100	100	100	100	100
10/8/15	100	100	100	100	100	100	100	100
11/8/15	100	100	100	100	100	100	100	100
12/8/15	100	100	100	100	100	100	100	100
01/8/16	100	100	100	100	100	100	100	100
02/8/16	100	100	100	100	100	100	100	100
03/8/16	100	100	100	100	100	100	100	100
04/8/16	100	100	100	100	100	100	100	100
05/8/16	100	100	100	100	100	100	100	100
06/8/16	100	100	100	100	100	100	100	100
07/8/16	100	100	100	100	100	100	100	100
08/8/16	100	100	100	91	100	100	100	100
09/8/16	100	100	100	75	100	100	100	100
10/8/16	100	100	100	58	100	100	100	100
11/8/16	100	100	100	41	100	100	100	100
12/8/16	100	100	100	24	100	100	100	100
01/8/17	100	100	100	7	100	100	100	100
02/8/17	100	100	100	0	100	100	100	92
03/8/17	100	100	92	0	100	100	100	0
04/8/17	100	100	79	0	100	100	100	0
05/8/17	100	100	66	0	100	100	100	0
06/8/17	100	100	52	0	100	100	100	0
07/8/17	100	100	39	0	100	100	100	0
08/8/17	100	100	26	0	100	100	100	0
09/8/17	100	100	13	0	100	100	100	0
10/8/17	100	100	1	0	100	100	100	0
11/8/17	100	93	0	0	100	100	89	0
12/8/17	100	81	0	0	100	100	0	0
01/8/18	100	70	0	0	100	100	0	0
02/8/18	100	58	0	0	100	100	0	0
03/8/18	100	45	0	0	100	100	0	0
04/8/18	100	33	0	0	100	100	0	0
05/8/18	100	21	0	0	100	100	0	0
06/8/18	91	9	0	0	100	100	0	0
07/8/18	78	0	0	0	100	97	0	0
08/8/18	65	0	0	0	100	86	0	0
09/8/18	50	0	0	0	100	0	0	0
10/8/18	34	0	0	0	100	0	0	0
11/8/18	20	0	0	0	100	0	0	0
12/8/18	7	0	0	0	100	0	0	0
01/8/19	0	0	0	0	93	0	0	0
02/8/19	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	4.85	4.32	3.62	2.98	5.23	4.80	4.06	3.31
Weighted Average Life to Maturity (Years)	4.85	4.32	3.62	2.98	5.45	5.08	4.35	3.52

A-3